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                                                                   Exhibit 10.16

                                      LEASE


         THIS LEASE AGREEMENT ("Lease") made and entered into this 14th day of March 1996 by and between TROPICANA TRAIL LIMITED PARTNERSHIP, a Nevada Limited Partnership (hereinafter referred to as "Lessor") and AMERICAN CASINO ENTERPRISES (hereinafter referred to as "Tenant").

                                   WITNESSETH:

         1. DEMISED PREMISES.

            Lessor hereby Leases to Tenant, and Tenant hereby leases from Lessor, those certain premises (the "Premises"), located in the Building at 6787
W. Tropicana, Las Vegas, Nevada (the "Building"), described and shown on Exhibit "A" attached hereto and incorporated herein by reference. This Lease is made upon the following terms, covenants and conditions to which the parties mutually agree.

         2. TERM; RENEWAL.

            A. The term of this Lease ("Lease Term") shall commence on the Commencement Date and shall continue for a term of SIXTY (60) months from and after said date of commencement. The "Commencement Date" of this Lease shall be the first-occurring of Tenant's actual occupancy of the Premises or 1 June 1996.

            B. If the Premises have not been substantially completed due to any omission, delay, or default by Tenant or anyone acting under or for Tenant or due to any cause other than Lessor's default, Lessor shall have no liability therefor, and the obligations of this Lease (including, without limitation, the obligation to pay rent) shall nonetheless commence as of the Commencement Date.

            C. Any right of Tenant to renew or extend this Lease (if any) shall be governed solely by the provisions of the Option Agreement, attached hereto as Exhibit "E" and incorporated herein.

         3. RENTAL/PERCENTAGE RENT.

            A. Base Monthly Rental. Tenant agrees to pay a Base Monthly Rental equal to Six thousand nine hundred and six Dollars ($6906.00), (as such amount may be adjusted by the CPI Adjustment as set forth in paragraph 3.B hereof). Tenant shall pay, in addition to the Base Monthly rental, its pro-rata share of Additional Rental as set forth in Paragraph 5 hereof. Rental payments shall be payable in advance on or before the first day of the month for which the rent is due. Tenant's obligation to pay rent shall begin on the Commencement Date.

            B. CPI Adjustment. Lessor and Tenant agree that after the first year of this Lease, the Base Monthly Rental shall be adjusted for any increase (but not for a decrease) in the cost of living. This adjustment ("CPI Adjustment") shall be made each year in accordance with changes in the Consumer Price Index for All Urban Consumers, All City Average, subgroup "All Items" over such Index for the month in which the Lease commenced in the following manner:

            (i) The Price Index for the month immediately preceding the Commencement Date of this Lease shall be designated as the Base Price Index.

            (ii) After the first year of this lease period, if the Index has increased over the preceding year, the rental amount shall be adjusted effective the first day of each succeeding year by multiplying the monthly rental charged in the first year by a fraction, the numerator of which is the Price Index for the last month of the year preceding the year for which the
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                  adjustment is made, and the denominator of which is the Base
                  Price Index.

            (iii) This method of differential adjustment shall continue for the term of the Lease and any extensions, renewals or options.

            (iv) Should the Index described above no longer be in use or published by the U.S. Government, the most broadly based national index published by the U.S. Government shall be substituted in its place.

            C. Proration. In the event the term of this Lease commences other than on the first day of a calendar month, or if the termination date is not the last day of a month, a prorated monthly installment shall be paid for the fractional month during which this Lease commences and/or terminates. Payment of rent shall be made by Tenant to Lessor at such addresses as shall from time to time be designated by Lessor to Tenant in writing.

            D. Late Payment. If any payment of Base Monthly Rental is not received by Lessor by the fifth (5th) day of the calendar month in which it is due, then that Base Monthly Rental payment shall be increased by five percent (5%). Accordingly, if received after the fifth (5th) day of the month, Base Monthly Rental shall be: base monthly rental plus five percent (5%). Nothing in this Lease shall be construed to permit the payment of rent after the date on which it is due. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Tenant. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor excuse or cure any default by Tenant under this Lease, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

         4. SECURITY DEPOSIT.

            Tenant has deposited the sum of Six thousand nine hundred and six ($6906.00) with Lessor as security for the full and faithful performance of each and every term, covenant and condition of this Lease. In the event that the Tenant defaults with respect to any of its obligations under this Lease, including but not limited to the payment of any rent, Lessor may use, apply or retain the whole or any part of the security for the payment of any rent in default or for any other sum which Lessor may expend by reason of the Tenant's default, including any damages or deficiency in the reletting of the Premises. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Lease, the security or any balance thereof shall be returned to Tenant after the time fixed for expiration of this Lease. Tenant shall not be entitled to interest on the security. In the event of a sale of the Building by Lessor, Lessor shall have the right to transfer the security to the purchaser for the benefit of Tenant and such transfer shall release Lessor from any liability to Tenant for the return of the security. No holder of a deed of trust or mortgagee of the Building shall have any responsibility for the security deposit unless actually received by said holder or mortgagee.

         5. ADDITIONAL RENTAL (Operating Expenses & Taxes).

            A. Commencing with the first month of the term of this Lease, Tenant shall pay, as Additional Rental, a pro-rata share of all Operating Expenses (as defined below). Tenant's pro-rata portion shall be the percentage derived by dividing the number of square feet in the Premises by the number of square feet rentable in the entire Building (which is agreed to be 29,730 square feet). In the event that Lessor, in its sole discretion, determines that any tenant, including the Tenant under this Lease, of the Building uses excessive amounts of services which are to be prorated among the tenants, or causes Lessor to incur extraordinary Operating Expenses because of the nature of the business

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of such tenant, Lessor may assess said additional or extraordinary cost against said tenant prior to proration of Operating Expenses among the tenants in the Building.

            B. "Operating Expenses" shall mean all costs of any kind paid or incurred by Lessor in owning, operating, cleaning, equipping, protecting, lighting, repairing, replacing, heating, air conditioning and maintaining the Building as a first class office building, including by way of illustration, but not limitation, all of the following: (l) Property and Operating Taxes; (2) all costs, charges, and surcharges for commonly provided utilities, water, sewage, waste disposal, and refuse removal and all other utilities and services provided to the Building; (3) insurance costs for which Lessor is responsible under this Lease or which Lessor or any mortgagee deems necessary or prudent; (4) any costs levied, assessed, or imposed pursuant to any applicable laws or ordinances; (5) the cost (amortized over such period as Lessor reasonably determines) of any capital improvements to the Building or equipment replacements made by Lessor after the Commencement Date that reduce other Operating Expenses or are required by any laws or are necessary in order to operate the Building at the same quality level as prior to such replacement; (6) costs and expenses of operation, repair and maintenance of all common structural and mechanical portions and components of the Building, including, without limitation, plumbing, communication, HVAC, elevator, and electrical and other common building systems;
(8) all costs incurred in the management and operation of the Building including, without limitation, gardening and landscaping, maintenance, resurfacing, repaving, and striping of all parking areas and structures, maintenance of signs, painting, lighting, cleaning, and provision of building security (if any); (9) all personal property taxes levied on or attributable to personal property used for the common benefit of tenants of the Building; (10) management fees, wages, salaries and other labor costs incurred in the management and operation of the Building; (11) fees for required licenses and permits; (12) reasonable legal, accounting and other professional fees; (13) reasonable and appropriate reserves for repair and replacement; and (14) a reasonable allowance to Lessor for supervision of all of the foregoing not to exceed fifteen percent ( 15%) of the total of all Operating Expenses. Operating Expenses shall not include depreciation of the Building or equipment therein, commissions of real estate brokers and leasing agents, or any amounts expended for tenant improvements. "Property and Operating Taxes" shall mean and include any and every form of tax, assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, penalty, or other imposition, regardless of the base upon which said taxes or fees are imposed, imposed now or hereafter by any authority having the power to tax or assess, against any interest of Lessor in the Building and/or the Premises including any legal, equitable, operating, or business interest of Lessor.

            C. Lessor shall project the Operating Expenses of the Building on an annual basis and shall estimate Tenant's pro-rata share of those yearly costs as set forth above. Thereafter, Tenant shall pay to Lessor each month, as additional rent, one twelfth (l/12) of the yearly estimate of the Tenant's pro-rata share of the estimated yearly operating costs.

            D. At the end of the calendar year or such fiscal year as the Lessor may establish, Lessor shall calculate the exact amount of the Operating Expenses which were incurred for the year (or a portion thereof at the commencement of the term of this Lease) and the exact amount paid by Tenant as his pro-rata share. If the projecting Operating Expenses were greater than the actual Operating Expenses, Tenant shall receive a refund, within 10 days, of any overpayment. If the actual Expenses exceed the projected Expenses, Tenant shall pay over to Lessor the difference within 10 days.

         6. PURPOSE.

            Tenant agrees to use and occupy the Premises during the term of this Lease for the purpose of a general office and for no other purpose whatever

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without the written consent of Lessor. Tenant shall not use, or permit the
Premises, or any part thereof, to be used, for any other purpose other than the purpose for which said Premises are hereby leased. No use shall be made of the Premises, or acts done, which will increase the rate of insurance upon the Building over the standard rate of insurance prevailing in the area or cause a cancellation of any part thereof, or make it impossible for Lessor to obtain an insurance policy covering the Building or any part thereof. Any other provisions hereof to the contrary notwithstanding, Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant will not commit or suffer to be committed any waste in or upon the Premises. Animals, including watchdogs, are not permitted in the Building or on common grounds.

         7. INITIAL BUILDOUT; ALTERATIONS AND ADDITIONS.

            A. Unless the Premises have been previously built out, the Premises will be provided as a building shell without concrete flooring or finished walls, Buildout of the Premises will be effected as set forth in Exhibit "B" hereto. All plans for buildout of the space must be approved by Lessor prior to submission of the plans to Clark County for approval.

            B. Tenant shall not, without Lessor's prior written consent, make any alterations, additions or utility installations in, on or about the Premises. As used in this Paragraph 7.B, the term "utility installations" shall include ducting, power panels, fluorescent fixtures, space heaters, conduit and wiring. As a condition to giving such consent, Lessor may require that Tenant agree to remove any such alterations, additions, improvements, or utility installations at the expiration of the Lease Term and to restore the Premises to their prior condition. As a further condition to giving such consent, Lessor may require Tenant to provide Lessor, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (l-1/2) times the estimated cost of such improvements, to insure Lessor against any liability for mechanics' and materialmen's liens and to insure completion of the work.

            C. Unless Lessor requires their removal, as set forth in Paragraph 7.B, all alterations, additions, improvements and utility installations (whether or not such utility installations constitute the trade fixtures of Tenant), which may be made on the Premises, shall at the expiration or earlier termination of the Lease become the property of Lessor and shall remain upon and be surrendered with the Premises. Notwithstanding the provisions of this Paragraph 7.B, personal property, business and trade fixtures, cabinetwork, furniture, movable partitions, machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Paragraph 36, at any time during the term of this Lease when Tenant is not in default hereunder.

         8. GLASS AND DOORS.

            Tenant shall be responsible for all doors and glass on the Premises damaged by wind, vandalism, or any other cause, and Tenant shall forthwith replace or repair same at Tenant's sole expense. Tenant shall, at all times during the term of this Lease and any extensions or renewals, maintain glass breakage insurance on all glass doors and windows on the Premises.

         9. ABANDONMENT AND OPERATION OF BUSINESS.

            Tenant agrees not to vacate or abandon the Premises at any time during the Lease Term. Tenant agrees to continue the business and its use as

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described in Paragraph 6 in this Lease in continuous and uninterrupted operation throughout the term of this Lease. Should Tenant vacate or abandon the Premises or be dispossessed by process of law or otherwise, such abandonment, vacation or dispossession shall be a default hereunder. Tenant agrees that any property not claimed within thirty (30) days after the abandonment of the Premises by the Tenant, or after the expiration or earlier termination of this Lease, becomes the property of the Lessor and shall be sold by the Lessor and the Lessor is to retain the proceeds derived therefrom as reimbursement for costs related to storing said property, and not as a penalty.

         10. LESSOR'S CONVEYANCE.

             If, during the term of this Lease, Lessor shall convey its interest in the Premises, then from and after the effective date of the conveyance, Lessor shall be released and discharged from any and all obligations under this Lease except those already accrued.

         11. LAWS AND REGULATIONS.

             A. Tenant, at its own cost and expense, shall comply promptly with all laws, rules, and orders of all Federal, State and Municipal Governments, or departments, which may be applicable to the Premise.

             B. Tenant shall faithfully observe and comply with the rules and regulations adopted and altered by Lessor from time to time and will cause all of its agents, employees, invitees, and visitors to do so. Lessor shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations. A copy of the rules and regulations existing at the date of execution of this Lease are attached as Exhibit "C".

         12. INDEMNITY.

             Tenant shall indemnify and hold harmless Lessor and all agents, servants and employees of Lessor from and against all claims, losses, damages, expenses (including reasonable attorneys' fees), penalties and charges arising from or in connection with (i) Tenant's use of the Premises during the Lease Term, or (ii) from the conduct of Tenant's business, or (iii) from any activity, work or things done, permitted or suffered by Tenant in or about the Premises during the Lease Term. Tenant shall further indemnify and hold harmless Lessor from and against any and all claims, loss, damage, expense (including reasonable attorneys' fees), penalty or charge arising from any default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of Tenant, or any of Tenant's agents, contractors, or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. If any action or proceeding be brought against Lessor by reason of any such claim, Tenant, upon notice from Lessor, shall defend the same at Tenant's expense by legal counsel reasonably satisfactory to Lessor. Tenant, as a material part of its consideration to Lessor, hereby assumes all risk of damage to property or injury to persons in or upon the Premises arising from any cause and Tenant hereby waives all claims in respect thereof against Lessor. Notwithstanding the foregoing, Tenant shall not be required to defend, save harmless or indemnify Lessor from any liability for injury, loss, accident or damage to any person or property resulting from Lessor's negligence or willful acts or omissions, or those of Lessor's officers, agents, contractors or employees. Tenant's indemnity is not intended to nor shall it relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease to the extent that such policies cover the results of negligent acts or omissions of Lessor, its officers, agents, contractors or employees, or the failure of Lessor to perform any of its obligations under this Lease.

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         13. SIGNS.

             A. Tenant shall not place or permit to be placed any advertising sign, marquee, awning, decoration or other attachment on the common areas or in or on the Building or the real property on which the Building is situated or on the roof, front windows (inside and outside), doors or exterior walls of the Premises without the prior written consent of Lessor. Lessor may, without liability, enter upon the Premises or elsewhere and remove any such advertising sign, marquee, awning, decoration or attachment affixed in violation of this Paragraph 13, all at Tenant's expense.

             B. Lessor shall provide and install, at Tenant's cost, all letters or numerals on doors on the Premises. All such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Lessor's prior written consent.

         14. ENTRY BY LESSOR.

             Tenant shall permit Lessor and its agents to enter the Premises at any reasonable time for any of the following purposes: To inspect the same; to show said Premises to prospective purchasers or tenants; to maintain the Building; to make such repairs to the Premises as Lessor is obligated or elects to make; to make repairs, alterations, additions or utility installations to any other portion of the Building; to post notices of non-responsibility for alterations, additions, repairs or utility installations; for any reason which Lessor believes to be an emergency.

         15. PARTIAL AND TOTAL DESTRUCTION.

             Lessor shall carry insurance on the Premises under a standard form of fire and extended coverage policy. In the event of partial destruction of the Premises during the term of this Lease for any cause insured under said policy, Lessor shall forthwith repair the same, provided such repairs can be made within ninety (90) days from the date of such destruction, under the then applicable laws and regulations of Federal, State, County, and Municipal authorities and in light of the extent of such damage and the then condition of the labor market and availability of materials and supplies. Such partial destruction shall in no way annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises. In the event that the Building is destroyed to the extent of fifty percent (50%) or more of the replacement cost of the Building, Lessor may elect to terminate this Lease, whether the Premises be damaged or not. A total destruction of the Building shall automatically terminate this Lease. Anything in this Paragraph 15 to the contrary, if at the time of any such damage less than two (2) months remain of the Lease Term, then this Lease may, at the option of the Lessor, be canceled by notice in writing to Tenant within ten (10) days from the date of such damage.

         16. LIABILITY INSURANCE.

             A. Tenant, at its expense, shall maintain comprehensive general liability insurance including contractual liability against claims for injury, wrongful death, or property damage occurring upon, in or about the Premises, with companies and in form acceptable to Lessor, naming Lessor, Tenant and Lessor's mortgagee, if any, as co-insureds, with minimum limits of Five Hundred Thousand Dollars ($500,000.00) on account of bodily injuries to or death of one person, One Million Dollars ($1,000,000.00) on account of bodily injuries or death of more than one person as the result of any one accident or disaster, and property damage insurance with minimum limits of Fifty Thousand Dollars ($50,000.00)

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             B.   Promptly after the commencement of the term of this Lease,
Tenant shall deliver to Lessor certificates of its insurers evidencing the insurance required to be maintained herein, and within thirty (30) days prior to the expiration of any such insurance, other certificates evidencing the renewal of such insurance, together with receipts showing payment of the premiums therefor. Each such certificate shall contain a clause requiring twenty (20) days notice to Lessor and the mortgagee, if any, before any such policy can be canceled or non-renewed.

             C. If Tenant at any time fails or refuses to maintain such insurance, Lessor may, but shall not be obligated to, obtain such insurance and Tenant shall pay Lessor on demand, as Additional Rental, the premiums paid therefor.

         17. ASSIGNMENT AND SUBLETTING.

             Tenant shall not assign this Lease or any interest herein, nor lease or sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, nor permit the occupancy or use or any part thereof by any other person, without the prior written consent of Lessor and a consent to one assignment, subletting, occupancy or use, shall not be construed as a consent to any subsequent assignment, subletting, occupancy or use. Lessor's consent shall not be unreasonably withheld.

         18. SERVICES TO BE FURNISHED BY LESSOR.

             Lessor agrees to furnish Tenant the following services:

             a) Non-heated water and sewer to the Premises, and heated and cooled water as required to be supplied to the heat pump required to be installed by Tenant, which shall be of a design and model specified by Lessor.

             b) Routine maintenance and electric lighting service for all common areas and service areas of the Building and parking lot in the manner and to the extent deemed by Lessor to be standard.

             c) Janitorial service shall not be provided by Lessor; however, janitorial service shall be made available to Tenant on an optional basis on terms and conditions to be agreed by Lessor and Tenant.

         19. DEFAULT.

             If default shall be made in the payment of rent or any installment thereof or in the payment of any other amount required to be paid by Tenant under this Lease, or any other agreement between Lessor and Tenant, or if default shall be made in the performance of any of the other covenants, terms, conditions, or agreements which Tenant is required to observe and perform hereunder, or if the interest of Tenant in its assets and/or this lease shall be levied on or seized under execution or other legal process, or if any petition shall be filed by or against Tenant to declare Tenant bankrupt or to delay, reduce or modify Tenant's debts or obligations or if any petition shall be filed or other action taken to reorganize or modify Tenant's capital structure, or if Tenant be declared insolvent according to law, or if any assignment of Tenant's property shall be made for the benefit of creditors, or if a receiver or trustee is appointed for Tenant or its property, or if Tenant shall abandon or vacate the Premises during the term of this Lease, then Lessor may treat the occurrence of any one or more of the foregoing events as a default and breach of this Lease, and thereupon at its option may, without notice or demand of any kind to Tenant or any other person, have any one or more of the remedies specified in Paragraph 20, in addition to all other rights and remedies provided at law or in equity.

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         20. DEFAULT REMEDIES.

             In the event of a default by Tenant, which default continues for a period of five (5) days after written notice from Lessor:

             A. Lessor may re-enter the Premises with or without process of law and take possession of the same and of all equipment and fixtures of Tenant therein and expel or remove Tenant and all other parties occupying the Premises, using such force as may be reasonably necessary to do so, without being liable to any prosecution for such re-entry or for the use of such force and without terminating this Lease, at any time and from time to time. Lessor may relet the Premises or any part thereof for the account of Tenant, for such term, upon such conditions and at such rental as Lessor may deem proper. In such event Lessor may receive and collect the rent from such reletting and apply it against any amounts due from Tenant hereunder (including, without limitation, such expenses as Lessor may have incurred in recovering possession of the Premises, placing the same in good order and condition, altering or repairing the same for reletting, and all other expenses, commissions and charges including attorneys' fees which Lessor may have paid or incurred in connection with such repossession or reletting). Lessor may execute any lease made pursuant hereto in Lessor's name or in the name of Tenant as Lessor may see fit, and Tenant thereunder shall be under no obligation to see to the application by Lessor of any rent collected by Lessor nor shall Tenant have any right to collect any rent thereunder. Whether or not the Premises are relet, Tenant shall pay Lessor all amounts required to be paid by Tenant up to the date of Lessor's re-entry and thereafter Tenant shall pay Lessor, until the end of the term hereof, the amount of all rent and other charges required to be paid by Tenant hereunder, less the proceeds of such reletting during the term hereof, if any, after payment of Lessor's expenses as provided above. Such payments by Tenant shall be due at such times as are provided elsewhere in this Lease, and Lessor need not wait until the termination of this Lease to recover them by legal action or otherwise. Lessor shall not, by any re-entry or other act, be deemed to have terminated this Lease or the liability of Tenant for the total rent hereunder unless Lessor shall give Tenant written notice of Lessor's election to terminate this Lease.

             B. Lessor may give written notice to Tenant of Lessor's election to terminate this Lease, re-enter the Premises, with or without process of law, and take possession of the same and of all equipment and fixtures therein, and expel or remove Tenant and all other parties occupying the Premises, using such force as may be reasonably necessary to do so, without being liable to any prosecution for such re-entry or for the use of such force. In such event Lessor shall thereupon be entitled to recover from Tenant the worth, at the time of such termination, of the excess, if any, of the rent, and any other charges required to be paid by Tenant hereunder for the balance of the term hereof (if this Lease had not been so terminated) over the then-reasonable rental value of the Premises for the same period.

             C. Tenant hereby releases, indemnifies, and holds harmless Lessor from any liability whatsoever for the removal of persons and the removal and storage of property pursuant to subparagraphs A. and B. of this Paragraph 20.

             D. To secure the full and timely performance of all of the Tenant's obligations under this Lease, Lessor is hereby granted a security interest and lien in all of Tenant's property located within the Premises. In the event of a default or breach by Tenant, then with respect to that security interest, Lessor may exercise all of the rights and remedies granted a secured party under the Uniform Commercial Code as adopted in Nevada.

             E. The remedies given to Lessor in this Paragraph 20 shall be in addition to and supplemental to all other rights and remedies which Lessor may have under the laws then in force.

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         21. HOLDING OVER.

             If Tenant holds possession of all or a part of the Premises after the expiration of the term of this Lease, with or without the express or implied consent of Lessor, Tenant shall become a tenant from month-to-month only, upon the terms, covenants, conditions and agreements herein specified, so far as applicable. Such holding over shall not constitute an extension or renewal of this Lease. During such holding over, the Base Monthly Rental shall be increased by twenty-five percent (25%) over the Base Monthly Rental provision in Paragraph 3.

         22. WAIVER.

             No covenant, term, condition or agreement or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver or the breach of any covenant, term, condition or agreement shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term, condition or agreement. Acceptance by Lessor of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Lessor of the breach or default of any covenant, term, condition or agreement unless otherwise expressly agreed to by Lessor in writing.

         23. TENANT'S INSOLVENCY OR BANKRUPTCY.

             A. It is agreed by Tenant that upon the filing of any petition by or against Tenant under any chapter of the federal bankruptcy laws, or upon the adjudication of Tenant as bankrupt or insolvent, or upon the appointment of a receiver or trustee to take possession of all or substantially all of the assets of Tenant, or upon the taking of any other action by Tenant under any state of federal insolvency or bankruptcy act or other similar law, and upon the continuance of any of the foregoing events for thirty (30) days, Lessor may, at its election, but only if Tenant is in default under this Lease, declare this Lease in default upon the giving of written notice thereof to Tenant; and in such an event, Lessor may exercise all rights and remedies herein provided to it upon default without necessity of further notice to Tenant.

             B. Subject to the foregoing paragraph, neither this Lease nor any interest herein, nor any estate created hereby, shall pass by the operation of law under any state or federal insolvency or bankruptcy act or similar law to any trustee, receiver, assignee, for the benefit of creditors, or any other person whatsoever without the prior written consent of Lessor. Any purported or attempted transfer in violation of the provisions of this Paragraph shall constitute a default under this Lease and Lessor, at its option by written notice to Tenant, may exercise all rights and remedies herein provided for upon such default, including the termination of this Lease without the necessity of further notice.

         24. NOTICES.

             Except as otherwise provided in this Lease, all notices or demands of any kind required or desired to be given by Lessor to Tenant hereunder shall be in writing and shall be deemed delivered when hand-delivered or forty-eight
(48) hours after depositing the notice or demand in the United States mail, certified or registered, postage prepaid, addressed to the Tenant at the Premises, whether or not Tenant has departed from, abandoned, or vacated the Premises. All notices or demands of any kind by Tenant to Lessor shall be in writing and shall be deemed delivered when hand-delivered or forty-eight (48) hours after depositing the notice or demand in the United States mail, certified or registered, postage prepaid, addressed to the Lessor at such address as shall from time to time be designated by Lessor to Tenant in writing.

         25. CONDEMNATION

             In the event any condemnation proceedings shall be commenced affecting the Premises, Tenant shall have no right to claim any valuation for its leasehold interest or otherwise by reason of its occupancy of or improvements to said Premises, and any condemnation award (whether adjudicated or by way of settlement) shall belong in its entirety to Lessor. In the event of condemnation of a part of the Premises, the rent shall be reduced in the proportion that the floor area taken bears to the total floor area prior to the taking. If condemnation takes more than twenty-five percent (25%) of the floor area of the Premises or if the amount of Tenant's parking area following condemnation is not sufficient to meet the deed restrictions, if any, concerning parking on the real property on which the Premises are situated, or the local parking ordinances, if any, only then, may Tenant, at Tenant's option, terminate this Lease as of the date the condemning authority takes possession of said condemned portion by giving written notice of termination to Lessor within ten
(10) days after the condemning authority takes such possession. If Tenant does not terminate this Lease as hereinabove immediately provided, then the rent payable shall be reduced as set forth above.

         26. SUBORDINATION.

             This Lease, at Lessor's option, shall be subject and subordinate to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the real property or improvements, or either thereof, of which the Premises are a part, or on or against Lessor's interest or estate therein, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. If any mortgagee or trustee shall elect to have this Lease prior to the lien of its mortgage or deed of trust and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of said mortgage of deed of trust or the date of recording thereof. Tenant covenants and agrees to execute and deliver upon demand, without charge therefor, such further instruments evidencing such subordination of this Lease to the lien of any such mortgages or deeds of trust as may be required by Lessor. Tenant hereby appoints Lessor as Tenant's attorney-in-fact irrevocably, to execute and deliver any such agreements, instruments, releases or other documents.

         27. PARKING AND COMMON AREA.

             A. Tenant and its customers, employees and tradesmen may park only operative vehicles, on the surfaced parking lot adjacent to the Premises only during Tenant's normal business hours on terms and conditions as may be established by Lessor from time to time during the term of this Lease. The parking areas referred to in this Paragraph 27 shall be used on a non-exclusive basis with other occupants of the Building. The parking lot may not be used to store vehicles or to work on vehicles. No vehicle shall be parked in a parking lot for more than forty-eight (48) consecutive hours without Lessor's written consent. Any vehicles parked in the parking lots in breach of these terms may be towed away at Tenant's expense. Tenant releases, indemnifies and holds harmless Lessor and Lessor's officers, employees and agents from any claims arising from or relating to such towing of vehicles, including any consequential damages or loss of property or loss of the use of the vehicle or other property. The right to tow a vehicle is in addition to Lessor's rights under the Lease for default or breach of any of the terms hereof.

             B. Other than for parking, egress and ingress, Tenant has no right to use the common areas, and Tenant shall not obstruct the common areas, including the sidewalks, landscaped areas, paved areas, parking lots, or driveways. Animals, including watchdogs, are not allowed on the Premises or common areas. Tenant shall not engage or allow its employees or agents in any parking lot sales, promotions, or public or private auction in the parking area or common area.

             C. Tenant's rights to use covered or designated parking spaces, if any, shall be defined in the Parking Agreement attached as Exhibit "D". Tenant shall not use, and shall not permit its employees, customers, or invitees to use, covered or designated parking of others.

         28. MAINTENANCE AND CARE OF THE PREMISES.

             A. Maintenance by Lessor. Except as otherwise expressly provided herein, Lessor shall not be required to make any repairs to the Premises or to maintain the Premises.

             B. Maintenance and Care of the Premises by Tenant. Tenant, at its sole cost and expense, shall at all times keep the Premises and all partitions, doors, fixtures, equipment, and appurtenances thereof, including lighting, heating, and plumbing fixtures, sewage facilities, electric motors, and Tenant's portion of the air conditioning/heating system in good order, condition, and repair, including the replacement thereof when necessary. Tenant agrees not to commit or allow any waste to be committed on any portion of the Premises.

             C. Lessor's Right To Cure. If Tenant refuses or neglects to maintain or repair property as required hereunder to the reasonable satisfaction of Lessor as soon as reasonably possible after written demand, Lessor may make such repairs without liability on its part to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay Lessor's cost for making such repairs plus twenty percent (20%) for overhead, immediately upon presentation of a bill therefor. Failure of Tenant to pay such amount immediately shall constitute a default by Tenant hereunder.

         29. UTILITIES.

             Tenant to pay for all utilities separately metered to Tenant, including gas, power, and telephone. Tenant shall also pay its applicable portion of those common utilities included in Additional Rental.

         30. GAMING/VENDING MACHINES.

Tenant shall not operate any gaming devices or vending machines on the Premises.

         31. SUCCESSORS.

             All terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto, provided that nothing in this paragraph shall be deemed to permit any assignment, sub-letting, occupancy or use contrary to the provisions of Paragraph 17.

         32. DEFAULT BY LESSOR.

             Lessor shall not be in default under this Lease unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Lessor, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty
(30) days are required for performance, then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

         33. ESTOPPEL CERTIFICATE.

             Tenant shall at any time upon not less then five (5) days prior written notice from Lessor execute, acknowledge, and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by a prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, and (iii) that no more than one (1) month's rent has been paid in advance. If Lessor desires to finance or refinance the Premises, or any part thereof, Tenant hereby agrees to deliver to any lender designated by Lessor such financial statements of Tenant as may be reasonably required by such lender. Such statements shall include the past three (3) years' financial statements of Tenant, and/or the last three (3) years of Federal Income Tax returns for Tenant or any guarantors of this Lease. All such financial statements shall be received by Lessor in confidence and shall be used only for the purposes herein set forth.

         34. COSTS OF SUIT.

             A. If Tenant or Lessor shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Lessor for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys' fees which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

             B. Should Lessor, without fault on Lessor's part, be made a party to any litigation instituted by Tenant or by a third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Lessor harmless from any judgment rendered against Lessor or the Premises or any part thereof, and all costs and expenses, including reasonable attorneys' fees incurred by Lessor in or in connection with such litigation.

         35. BROKER'S COMMISSION.

             LANDLORD SHALL PAY A REAL ESTATE COMMISSION EQUAL TO THREE (3) PERCENT OF THE LEASE TO BILL HAMMONS & ASSOCIATES TO THE ATTENTION OF TIM HERRARA.

         36. CHOICE OF LAW.

             This Lease shall be governed, construed and enforced by the laws of the State of Nevada.

         37. SURRENDER.

             Upon the expiration or earlier termination of this Lease, Tenant shall remove all its signs from the Premises and surrender the Premises in the same condition as received, broom clean, ordinary wear and tear excepted. Tenant, at its sole cost and expense, agrees to repair any damage to the Premises caused by or in connection with the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinetwork, furniture, movable partitions, or permanent improvements or additions, including, without limitation thereto, repairing the floor and patching and painting the walls where required by Lessor to Lessor's reasonable satisfaction. Tenant shall indemnify Lessor against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, any claims made by any succeeding tenant founded on such delay.

         38. INTERPRETATION.

             The marginal captions of this Lease are for convenience only and shall not in any way limit or be deemed to construe or interpret the terms and provisions hereof. The words "Lessor" and "Tenant" as used herein shall include the plural as well as the singular. Words used in neuter gender include the masculine and feminine, words in the masculine and feminine gender include the neuter. If there be more than one Lessor or Tenant, the obligations hereunder imposed upon Lessor or Tenant shall be joint and several.

         39. TIME.

             Time is of the essence of this Lease and each and all of its provisions.

         40. NO RECORDING.

             Tenant shall not record this Lease. Any recordation shall constitute a breach of this Lease.

         41. CORPORATE AUTHORITY.

             If Tenant signs as a corporation, each of the persons executing this Lease on behalf of the Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in Nevada that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so.

         42. GUARANTY.

             The undersigned Guarantors (if any) agree, as partial consideration for Lessor entering this Lease to Tenant, to guaranty the performance of Tenant hereunder according to terms and conditions of the GUARANTY agreement which is attached hereto as Exhibit "F".

         43. ENTIRE AGREEMENT.

             This Lease, along with any Exhibits and attachments hereto, constitutes the entire agreement between Lessor and Tenant relative to the Premises and this Lease and the Exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Lessor and Tenant. Lessor and Tenant hereby agree that all oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this Lease.

             IN WITNESS WHEREOF, the parties hereto have executed this Lease, or as the case may be, have caused their officers thereunto duly authorized to execute this Lease in duplicate, the day and year first above written.


TROPICANA TRAIL
LIMITED PARTNERSHIP                         TENANT


By: /s/                                     By: /s/ Ronald J. Tassinari

Date: 3/21/96                               Printed Name: Ronald J. Tassinari

                                            Title: President

                                            Address:

                                            Date: 3/20/96


                               [EXHIBITS OMITTED]